Exhibit 99.1

PRESS RELEASE

FOR ADDITIONAL INFORMATION: Investor Relations Heather Kos +1 844-632-1060 IR@univar.com

Media Relations Dwayne Roark +1 331-777-6031 mediarelations@univar.com

Univar Solutions Announces Offering of $400 Million Senior Notes

Downers Grove, ILL., November 12, 2019 - Univar Solutions Inc. (NYSE: UNVR) (the “Company”), a leading global chemical and ingredient distributor and provider of value-added services, announced today that its wholly-owned subsidiary, Univar Solutions USA Inc. (“Univar Solutions USA”), intends to offer, subject to market and other conditions, $400.0 million in aggregate principal amount of new senior notes due 2027 (the “Notes”) in a private offering. The Notes will be senior unsecured obligations of Univar Solutions USA and will be guaranteed by the Company and certain of its domestic subsidiaries.

The Company intends to use the net proceeds from the proposed offering, together with cash on hand and the proceeds of the borrowing under a new USD term loan B facility, to (i) redeem all the outstanding aggregate principal amount of Univar Solutions USA’s 6.75% Senior Notes due 2023 (the “Existing Notes”), (ii) repay all the outstanding aggregate principal amount of the existing Euro term B-2 loan facility (the “Existing EUR Term Loan”) and (iii) pay any related fees and expenses incurred in connection with the foregoing. As of the date of this press release, the outstanding aggregate principal amount of the Existing Notes and the Existing EUR Term Loan is $400 million and €350 million, respectively.

Univar Solutions USA has given notice of its intention to redeem all of the Existing Notes pursuant to the indenture governing the Existing Notes, at a redemption price equal to 101.688% of the principal amount thereof (or $1,016.88 per $1,000.00 in principal amount), plus accrued and unpaid interest to the date of redemption. The redemption is conditioned on the completion of an offering of new unsecured senior notes in an aggregate principal amount of at least $400.0 million (the “Financing Condition”). Univar Solutions USA may waive the Financing Condition in its sole discretion.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. Any offers of the Notes and related guarantees will be made only by means of a private offering memorandum. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Univar Solutions Inc.

Univar Solutions Inc. (NYSE: UNVR) is a leading global chemical and ingredient distributor and provider of value-added services to customers across a wide range of industries. With the industry’s largest private transportation fleet and North American sales force, a vast supplier network, deep market and regulatory knowledge, world-class formulation and recipe development, unparalleled logistics know-how, and industry-leading digital tools, Univar Solutions is a committed ally to customers and suppliers, helping them anticipate, navigate, and leverage meaningful growth opportunities.

Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A discussion of other factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 and other reports filed with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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